UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2021

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported, in May 2020, Aziyo Biologics, Inc. (the “Company”) entered into a promissory note with Silicon Valley Bank (the “Lender”) under the Paycheck Protection Program (“PPP”) of the CARES Act pursuant to which the Lender made a loan to the Company in the amount of approximately $3.0 million (the “PPP Loan”).

On July 1, 2021, the Company received a notification from the Lender that the Small Business Administration approved the Company’s PPP Loan forgiveness application for the entire PPP Loan balance plus accrued interest, and that the remaining PPP Loan balance is zero. Such forgiveness was effective as of June 24, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: July 6, 2021	By:	/s/ Matthew Ferguson
Matthew Ferguson
Chief Financial Officer